Exhibit 99.1

TriplePoint Venture Growth BDC Corp. Announces
First Quarter 2021 Financial Results
Net Increase in Net Assets of $0.38 Per Share
Record Level of Investment Funding Capacity Resulting from Successful Debt Raises
DECLARES SECOND QUARTER 2021 DISTRIBUTION OF $0.36 PER SHARE
Menlo Park, Calif., May 5, 2021 - TriplePoint Venture Growth BDC Corp. (NYSE: TPVG) (the “Company,” “TPVG,” “we,” “us,” or “our”), the leading financing provider to venture growth stage companies backed by a select group of venture capital firms in technology and other high growth industries, today announced its financial results for the first quarter ended March 31, 2021 and the declaration by its Board of Directors of its second quarter 2021 distribution of $0.36 per share.
First Quarter 2021 Highlights
▪Signed $192.2 million of term sheets with venture growth stage companies at TriplePoint Capital LLC (“TPC”), and TPVG closed $90.4 million of new debt commitments to venture growth stage companies;
▪Funded $56.9 million in debt investments to seven portfolio companies with a 12.6% weighted average annualized portfolio yield at origination;
▪Funded $2.3 million in direct equity investments in private rounds of financing to four portfolio companies;
▪Achieved a 13.3% weighted average annualized portfolio yield on total debt investments for the quarter;
▪Increased net asset value to $401.8 million, or $13.00 per share, at March 31, 2021;
▪Received $36.0 million of principal prepayments and $15.1 million of scheduled amortization and repayments;
▪Earned net investment income of $8.9 million, or $0.29 per share, and net increase in net assets of $11.9 million, or $0.38 per share;
▪Increased revolving credit facility (“Credit Facility”) capacity to $350 million from $325 million;
▪Raised $200 million in aggregate principal amount from the private issuance of 4.50% institutional notes due 2026 and used a portion of the proceeds to redeem all of TPVG’s outstanding 5.75% fixed-rate notes due 2022 (the “2022 Notes”) on April 5, 2021;
▪TPVG portfolio companies Hims & Hers, Inc. (fka Hims, Inc.) and View, Inc. closed their SPAC mergers and GROOP Internet Platform, Inc. (d/b/a Talkspace) and Live Learning Technologies LLC (fka Varsity Tutors LLC) announced plans to go public through SPAC mergers;
▪Ten portfolio companies raised in the aggregate over $700 million of capital in private rounds of financing during the quarter;
▪Realized a 9.0% return on average equity, based on net investment income during the quarter;
▪Ended the quarter with a 0.86x leverage ratio;
▪Declared a second quarter distribution of $0.36 per share, payable on June 30, 2021; bringing total declared distributions to $10.78 per share since the Company’s initial public offering;
▪Estimated undistributed taxable earnings from net investment income and realized gains of $14.0 million, or $0.45 per share, as of March 31, 2021; and
▪Portfolio company exit and liquidity events subsequent to the first quarter include: TPVG portfolio companies Sonder, Inc. and Enjoy, Inc. announced plans to go public through SPAC mergers.
“The venture capital ecosystem demonstrated its resilience during 2020 and is off to a robust start in 2021,” said Jim Labe, chairman and chief executive officer of TPVG. “The strong investment activity environment enhances the outlook and credit quality of our existing portfolio companies in addition to driving demand for debt financings from new companies, enabling us to achieve our portfolio growth goals over the course of the year.”
“During the first quarter, we executed on our playbook to diversify our funding sources, lower our cost of capital, and strengthen our funding capabilities,” said Sajal Srivastava, president and chief investment officer of the Company. “Upsizing our credit facility and completing our second investment grade notes offering will enable us to meet the increasing demand from venture growth stage companies and prudently grow our portfolio in 2021.”

PORTFOLIO AND INVESTMENT ACTIVITY
During the three months ended March 31, 2021, the Company entered into $90.4 million of new debt commitments with seven portfolio companies, funded debt investments totaling $56.9 million to seven portfolio companies, acquired warrants valued at $1.6 million in 13 portfolio companies and made equity investments of $2.3 million in four portfolio companies. Debt investments funded during the quarter carried a weighted average annualized portfolio yield of 12.6% at origination. During the quarter, the Company had $36.0 million of principal prepayments and $15.1 million of scheduled principal amortization. The weighted average annualized portfolio yield on total debt investments for the first quarter was 13.3%. The Company calculates weighted average portfolio yield as the annualized rate of the interest income recognized during the period divided by the average amortized cost of debt investments in the portfolio during the period.
As of March 31, 2021, the Company held debt investments in 33 portfolio companies, warrants in 67 portfolio companies and equity investments in 27 portfolio companies. The total cost and fair value of these investments were $643.7 million and $633.7 million, respectively.
Total portfolio investment activity for the three months ended March 31, 2021 and 2020 was as follows:

	For the Three Months Ended March 31,
(in thousands)	2021	2020
Beginning portfolio at fair value	$633,779	$653,129
New debt investments, net(a)	55,642	77,025
Scheduled principal amortization	(15,069)	(5,813)
Principal prepayments and early repayments	(35,966)	(1,000)
Accretion of debt investment fees	1,119	3,782
Payment-in-kind coupon	1,981	852
New warrant investments	1,621	1,074
New equity investments	2,643	1,420
Proceeds from dispositions of investments	(15,000)	—
Net realized gains (losses) on investments	(15,703)	(289)
Net unrealized gains (losses) on investments	18,649	(17,025)
Ending portfolio at fair value	$633,696	$713,155
_____________
(a)Debt balance is net of fees and discounts applied to the loan at origination.
SIGNED TERM SHEETS
During the three months ended March 31, 2021, TPC entered into $192.2 million of non-binding term sheets to venture growth stage companies. These opportunities are subject to underwriting conditions including, but not limited to, the completion of due diligence, negotiation of definitive documentation and investment committee approval, as well as compliance with TPC’s allocation policy. Accordingly, there is no assurance that any or all of these transactions will be completed or assigned to the Company.
UNFUNDED COMMITMENTS
As of March 31, 2021, the Company’s unfunded commitments totaled $168.8 million, of which $35.3 million was dependent upon portfolio companies reaching certain milestones. Of the $168.8 million of unfunded commitments, $121.8 million will expire during 2021 and $47.0 million will expire in or after 2022, if not drawn prior to expiration. Since these commitments may expire without being drawn, unfunded commitments do not necessarily represent future cash requirements or future earning assets for the Company.
RESULTS OF OPERATIONS
Total investment and other income was $20.0 million for the first quarter of 2021, representing a weighted average annualized portfolio yield of 13.3% on total debt investments, as compared to $20.8 million and 12.7% for the first quarter of 2020. The decrease in investment income was primarily due to lower weighted average principal outstanding on our income-bearing debt investment portfolio, partially offset by greater prepayment activity.
Operating expenses for the first quarter of 2021 were $11.1 million as compared to $8.6 million for the first quarter of 2020. Operating expenses for the first quarter of 2021 consisted of $4.4 million of interest expense and amortization of fees, $2.9 million of base management fees, $2.2 million of income incentive fees, $0.5 million of administration agreement expenses and $1.0 million of general and administrative expenses. Operating expenses for the first quarter of 2020 consisted of $4.2 million of interest expense and amortization of fees, $2.8 million of base management fees, $0.7 million of administration agreement expenses and $1.0 million of general and administrative expenses.

For the first quarter of 2021, the Company recorded net investment income of $8.9 million, or $0.29 per share, as compared to $12.2 million, or $0.41 per share, for the first quarter of 2020. The decrease between periods was driven primarily by the impact of the total return provision under the income component of the Company’s incentive fee structure during the first quarter of 2020, lower investment and other income and an increase in operating expenses.
During the first quarter of 2021, the Company recorded $15.7 million, or $0.51 per share, of net realized losses on investments consisting primarily of the sale of the Company’s investment in Knotel, Inc., which was rated Red (5) on the Company’s credit watch list, and its removal from the Company’s investment portfolio. During the first quarter of 2020, the Company recorded net realized losses on investments of $0.3 million, or $0.01 per share.
Net unrealized gains on investments for the first quarter of 2021 were $18.6 million, or $0.60 per share, resulting primarily from the reversal and recognition of $15.6 million of previously recorded unrealized losses associated with Knotel, Inc., as well as net unrealized gains on the Company’s investment portfolio resulting from fair value adjustments, partially offset by $1.4 million of unrealized losses due to changes in foreign currency. Net unrealized losses on investments for the first quarter of 2020 were $17.0 million, or $0.57 per share, resulting primarily from mark-to-market related changes, as well as credit-related adjustments.
The Company’s net increase in net assets resulting from operations for the first quarter of 2021 was $11.9 million, or $0.38 per share, as compared to a net decrease in net assets resulting from operations of $5.1 million, or $0.17 per share, for the first quarter of 2020.
CREDIT QUALITY
The Company maintains a credit watch list with portfolio companies placed into one of five categories, with Clear, or 1, being the highest rating and Red, or 5, being the lowest. Generally, all new loans receive an initial grade of White, or 2, unless the portfolio company’s credit quality meets the characteristics of another risk category.
As of March 31, 2021, the weighted average investment ranking of the Company’s debt investment portfolio was 2.11, as compared to 2.13 at the end of the prior quarter. During the quarter ended March 31, 2021, portfolio company credit category changes, excluding fundings and repayments, consisted of the following: one portfolio company with a principal balance of $25.0 million was removed from Clear (1) due to prepayment, and one portfolio company investment with a principal balance of $29.5 million was sold and removed from Red (5) and from the Company’s investment portfolio.
The following table shows the credit rankings for the Company’s debt investments at fair value as of March 31, 2021 and December 31, 2020:

	March 31, 2021			December 31, 2020
Credit Category (dollars in thousands)	Fair Value	Percentage of Total Debt Investments	Number of Portfolio Companies	Fair Value	Percentage of Total Debt Investments	Number of Portfolio Companies
Clear (1)	$44,607	7.8%	3	$74,276	12.7%	5
White (2)	442,224	77.0	27	413,193	70.8	24
Yellow (3)	65,342	11.4	2	59,489	10.2	2
Orange (4)	21,958	3.8	1	21,377	3.7	1
Red (5)	—	—	—	15,000	2.6	1
	$574,131	100.0%	33	$583,335	100.0%	33
NET ASSET VALUE
As of March 31, 2021, the Company’s net assets were $401.8 million, or $13.00 per share, as compared to $400.4 million, or $12.97 per share, as of December 31, 2020.
LIQUIDITY AND CAPITAL RESOURCES
As of March 31, 2021, the Company had total liquidity of $466.1 million, consisting of cash and restricted cash of $116.1 million and available capacity under its Credit Facility of $350.0 million (which excludes an additional $50.0 million available under the Credit Facility’s accordion feature), subject to existing advance rates, terms and covenants. The Company ended the quarter with a 0.86x leverage ratio, or an asset coverage ratio of 217%.
On January 29, 2021, TPVG increased the capacity of the Credit Facility to $350 million from $325 million and added a new lender. The $25 million increase was made under the accordion feature in the Credit Facility, which allows the Company, under certain circumstances, to increase the size of the Credit Facility to up to $400 million.

In March 2021, the Company completed a private offering of $200 million in aggregate principal amount of 4.50% notes due March 2026 (the “2026 Notes”). The 2026 Notes are unsecured and bear an interest rate of 4.50% per year, payable semiannually, will mature on March 1, 2026, and may be redeemed in whole or in part at any time or from time to time at the Company’s option at par plus accrued interest to the prepayment date and, if applicable, a premium. The 2026 Notes represent the Company’s second institutional notes offering after receiving its investment-grade credit rating.
DISTRIBUTION
On April 29, 2021, the Company’s board of directors declared a quarterly distribution of $0.36 per share for the second quarter of 2021, payable on June 30, 2021 to stockholders of record as of June 16, 2021. As of March 31, 2021, the Company had estimated spillover income of $14.0 million, or $0.45 per share.
SUBSEQUENT EVENTS
Since March 31, 2021 and through May 4, 2021:
▪The entire $74.75 million aggregate principal amount of 2022 Notes was redeemed in full;
▪TPC’s direct originations platform entered into $67.0 million of additional non-binding signed term sheets with venture growth stage companies;
▪The Company closed $52.0 million of additional debt commitments;
▪The Company funded $23.7 million in new investments; and
▪The Company received $46.0 million of principal prepayments generating more than $2.0 million of accelerated income.
CONFERENCE CALL
The Company will host a conference call at 5:00 p.m. Eastern Time, today, May 5, 2021, to discuss its financial results for the quarter ended March 31, 2021. To listen to the call, investors and analysts should dial 1 (844) 826-3038 (domestic) or 1 (412) 317-5184 (international) and ask to join the TriplePoint Venture Growth BDC Corp. call. Please dial in at least five minutes before the scheduled start time. A replay of the call will be available through June 5, 2021, by dialing 1 (877) 344-7529 (domestic) or 1 (412) 317-0088 (international) and entering conference ID 10155077. The conference call will also be available via a live audio webcast in the investor relations section of the Company’s website, http://www.tpvg.com. An online archive of the webcast will be available on the Company’s website for 30 days after the call.
ABOUT TRIPLEPOINT VENTURE GROWTH BDC CORP.
TriplePoint Venture Growth BDC Corp. is an externally-managed business development company focused on providing customized debt financing with warrants and direct equity investments to venture growth stage companies in technology and other high growth industries backed by a select group of venture capital firms. The Company’s sponsor, TriplePoint Capital, is a Sand Hill Road-based global investment platform which provides customized debt financing, leasing, direct equity investments and other complementary solutions to venture capital-backed companies in technology and other high growth industries at every stage of their development with unparalleled levels of creativity, flexibility and service. For more information about TriplePoint Venture Growth BDC Corp., visit https://www.tpvg.com. For more information about the TriplePoint Capital, visit https://www.triplepointcapital.com.
FORWARD-LOOKING STATEMENTS
Certain statements contained in this press release constitute forward-looking statements. Forward-looking statements are not guarantees of future performance, condition or results and involve a number of substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” and variations of these words and similar expressions are intended to identify forward-looking statements. Actual events, performance, condition or results, including the use of proceeds from the offering of the Company’s 4.50% institutional notes due 2026, may differ materially from those in the forward-looking statements as a result of a number of factors, including as a result of changes in economic, market or other conditions, the impact of the COVID-19 pandemic and its effects on the Company’s and its portfolio companies’ results of operations and financial condition, and those factors described from time to time in the Company’s filings with the Securities and Exchange Commission. More information on these risks and other potential factors that could affect actual events and the Company’s performance and financial results, including important factors that could cause actual results to differ materially from plans, estimates or expectations included herein or discussed on the webcast/conference call, is or will be included in the Company’s filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

INVESTOR RELATIONS AND MEDIA CONTACT
The IGB Group
Leon Berman
212-477-8438
lberman@igbir.com

TriplePoint Venture Growth BDC Corp.
Consolidated Statements of Assets and Liabilities
(in thousands, except per share data)

	March 31, 2021	December 31, 2020
	(unaudited)
Assets
Investments at fair value (amortized cost of $643,690 and $662,423, respectively)	$633,696	$633,779
Cash and cash equivalents	114,964	38,219
Restricted cash	1,135	6,458
Deferred credit facility costs	2,886	3,152
Prepaid expenses and other assets	2,467	1,901
Total assets	$755,148	$683,509

Liabilities
Revolving Credit Facility	$—	$118,000
2022 Notes, net	74,092	73,964
2025 Notes, net	69,198	69,148
2026 Notes, net	197,901	—
Other accrued expenses and liabilities	12,157	21,962
Total liabilities	$353,348	$283,074

Net assets
Preferred stock, par value $0.01 per share (50,000 shares authorized; no shares issued and outstanding, respectively)	$—	$—
Common stock, par value $0.01 per share	309	309
Paid-in capital in excess of par value	413,138	412,514
Total distributable earnings (loss)	(11,647)	(12,388)
Total net assets	$401,800	$400,435
Total liabilities and net assets	$755,148	$683,509

Shares of common stock outstanding (par value $0.01 per share and 450,000 authorized)	30,917	30,871
Net asset value per share	$13.00	$12.97

TriplePoint Venture Growth BDC Corp.
Consolidated Statements of Operations
(in thousands, except per share data)

	For the Three Months Ended March 31,
	2021	2020
	(unaudited)	(unaudited)
Investment income
Interest income from investments	$19,191	$20,274
Other income	783	567
Total investment and other income	$19,974	$20,841

Operating expenses
Base management fee	$2,924	$2,774
Income incentive fee	2,227	—
Interest expense and amortization of fees	4,351	4,162
Administration agreement expenses	519	681
General and administrative expenses	1,046	987
Total operating expenses	$11,067	$8,604

Net investment income	$8,907	$12,237

Net realized and unrealized gains (losses)
Net realized gains (losses) on investments	$(15,697)	$(330)
Net change in unrealized gains (losses) on investments	18,649	(17,025)
Net realized and unrealized gains (losses)	$2,952	$(17,355)

Net increase (decrease) in net assets resulting from operations	$11,859	$(5,118)

Basic and diluted net investment income per share	$0.29	$0.41
Basic and diluted net increase (decrease) in net assets per share	$0.38	$(0.17)
Basic and diluted weighted average shares of common stock outstanding	30,881	29,883

Total basic and diluted distributions declared per share	$0.36	$0.36

Weighted Average Portfolio Yield on Total Debt Investments

Ratios (Percentages, on an annualized basis)(1)	For the Three Months Ended March 31,
	2021	2020
Weighted average portfolio yield on total debt investments(2)	13.3%	12.7%
Coupon income	9.7%	9.8%
Accretion of discount	0.9%	1.2%
Accretion of end-of-term payments	1.3%	1.7%
Impact of prepayments during the period	1.4%	—%
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(1)Weighted average portfolio yields on total debt investments for periods shown are the annualized rates of interest income recognized during the period divided by the average amortized cost of debt investments in the portfolio during the period.
(2)The weighted average portfolio yields on total debt investments reflected above do not represent actual investment returns to the Company’s stockholders.